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                                                                   EXHIBIT 23(a)


COOPERS                                         COOPERS & LYBRAND
& LYBRAND                                       a professional services firm





CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of GeoWaste Incorporated on Form S-8 or our report dated March 29, 1996, on our audits of the consolidated financial statementS and financial statement schedule of GeoWaste Incorporated as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.

We also consent to the reference to our Firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.


Jacksonville, Florida
June 14, 1996